EXHIBIT 22

Proxy Statement, Notice of Annual Meeting of
Stockholders to be Held Monday, August 9, 1999 at 11:00
A.M. and Form of Proxy (to be deemed filed only to the extent required by the instructions to exhibits for reports on Form 10-K) to be filed within 120 days of the end of the Registrant's fiscal year.